As filed with the Securities and Exchange Commission on November 12, 1998
                                               SEC Registration No.___________

                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549


                                FORM S-8
                         REGISTRATION STATEMENT
                    UNDER THE SECURITIES ACT OF 1933


                    ENGINEERING MEASUREMENTS COMPANY
           (Exact name of registrant as specified in its charter)
       Colorado                                                84-0572936
(State or other juris-                                       (IRS Employer
diction of incorporation)                                  Identification No.)

              600 Diagonal Highway, Longmont, Colorado  80501
        (Address of Principal Executive Offices, including Zip Code)

                   1998 EMPLOYEE  STOCK PURCHASE PLAN
                        (Full title of the plan)

                           Charles E. Miller
                   ENGINEERING MEASUREMENTS COMPANY
                         600 Diagonal Highway
                          Longmont, CO 80501
                            (303) 651-0550
           (Name, address, including zip code, and telephone
            number, including area code of agent for service)

                              Copies to
                      Laurie P. Glasscock, Esq.
                   Chrisman, Bynum & Johnson, P.C.
                        1900 Fifteenth Street
                         Boulder, CO  80302
                           (303) 546-1300

                   CALCULATION OF REGISTRATION FEE



                                               Proposed
                                Proposed       maximum
                    Amount      maximum        aggregate   Amount of
Title of securities to be       offering price offering    registration
to be registered    registered  per share (1)  price (1)   fee
_____________________________________________________________________________
Common Stock
($0.01 par value)    187,500    $4.35          $815,625.00 $240.61

1) Estimated solely for the purpose of calculating the registration fee. Computed pursuant to Rule 457(c) using the average of the high and low prices reported on the NASDAQ Stock Market as of November 5, 1998.

This Registration Statement registers 187,500 shares of the common stock ($0.01 par value) ("Common Stock") of Engineering Measurements Company. (the "Company") offered pursuant to the Engineering Measurements Company 1998 Employee Stock Purchase Plan (the "Plan"). The Plan was adopted by the Company's board of directors on September 8, 1998, and was approved by the Company's shareholders on October 30, 1998.


                                  PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

   The following documents and all other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all the Common Stock offered hereby has been sold or which deregisters all such Common Stock then remaining unsold, are hereby incorporated herein by reference to be a part of this Registration Statement from the date of filing such documents:

      (a) The Company's latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934;

      (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the annual report referred to in (a) above; and

      (c) The description of the Common Stock which is contained in the Company's Registration Statement No. 2-69601 filed with the Securities and Exchange Commission.

Item 4.    Description of Securities.

      Not applicable.

Item 5.    Interest of Named Experts and Counsel.

      Not applicable.

Item 6. Indemnification of Directors and Officers.

   The Articles of Incorporation and Bylaws of the Company provide that the Company shall indemnify to the fullest extent permitted by Colorado law any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, by reason of the fact that he or she is or was a director or officer of the Company or is or was serving at the request of the Company in any capacity and in any other corporation, partnership, joint venture, trust or other enterprise. The Colorado Business Corporation Act (the "Colorado Act") permits the Company to indemnify an officer or director who was or is a party or is threatened to be made a party to any proceeding because of his or her position, if the officer or director acted in good faith and in a manner he or she reasonably believed to be in the best interests of the Company or, if such officer or director was not acting in an official capacity for the Company, he or she reasonably believed the conduct was not opposed to the best interests of the Company.

Indemnification is mandatory if the officer or director was wholly successful, on the merits or otherwise, in defending such proceeding. Such indemnification (other than as ordered by a court) shall be made by the Company only upon a determination that indemnification is proper in the circumstances because the individual met the applicable standard of conduct. Advances for such indemnification may be made pending such determination. Such determination shall be made by a majority vote of a quorum consisting of disinterested directors or of a committee of at least two disinterested directors, or by independent legal counsel or by the shareholders.

In addition, the Articles of Incorporation provide for the elimination, to the extent permitted by Colorado law, of personal liability of directors to the Company and its shareholders for monetary damages for breach of fiduciary duty as directors. The Colorado Act provides for the elimination of personal liability of directors for damages occasioned by breach of fiduciary duty, except for liability based on the director's duty of loyalty to the Company, liability for acts or omissions not made in good faith, liability for acts or omissions involving intentional misconduct, liability based on payments of improper dividends, liability based on violations of state securities laws, and liability for acts occurring prior to the date such provision was added.

Item 7.  Exemption from Registration Claimed.

Not Applicable.

Item 8. Exhibits.

Exhibit No.      Description of Exhibit

4.1          Articles of Incorporation incorporated by reference to Exhibit
             No. 2.1 to the Registration Statement (No. 2-69601) and Articles of Amendment to Articles of Incorporation filed as Exhibit 3-1 to Issuer's Form 10-K for the year ended April 30, 1988.

4.3 Bylaws incorporated by reference to Exhibit No. 2.2 to the Registration Statement (No. 2-69601)

5.1          Opinion of Chrisman, Bynum & Johnson, P.C.

23.1         Consent of Chrisman, Bynum & Johnson, P.C. (included in Exhibit
             5.1).

23.2         Consent of Grant Thornton LLP

Item 9. Undertakings.

A. Post-Effective Amendments

   The undersigned issuer hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement.

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that subparagraphs (i) and (ii) above will not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed by the issuer pursuant to

Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

   (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona-fide offering thereof.

   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

B.  Subsequent Documents Incorporated by Reference

   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona-fide offering thereof.

C.  Claims for Indemnification

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or other controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Boulder, State of Colorado, on the 9th day of November, 1998.


                                       ENGINEERING MEASUREMENTS COMPANY


                                       By: /s/ Charles E. Miller
                                           Charles E. Miller, President


      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                  TITLE                             DATE


/s/ Charles E. Miller      Director, Principal Executive     November 12, 1998
Charles E. Miller          Officer, Principal Financial
                           Officer and Principal Accounting
                           Officer

 /s/ William A. Ringer     Director                          November 12, 1998
William A. Ringer


/s/ Walter Kluck           Director                          November 12, 1998
Walter Kluck


/s/ Thomas G. Miller       Director                          November 12, 1998
Thomas G. Miller

                                EXHIBIT INDEX



                                                         Sequential
                                                            Page
Exhibit No.    Description of Exhibit                      Number

4.4            Engineering Measurements Company
               1998 Employee Stock Purchase Plan            7-20

5.1            Opinion of Chrisman, Bynum & Johnson, P.C.     21

23.1           Consent of Chrisman, Bynum & Johnson, P.C.
               (included in Exhibit 5.1).                     21

23.2           Consent of Grant Thornton, LLP                 22

                                                                   EXHIBIT 4.4

                      ENGINEERING MEASUREMENTS COMPANY
                     1998 EMPLOYEE STOCK PURCHASE PLAN


                                  ARTICLE I
                                   PURPOSE

     The Engineering Measurements Company Employee Stock Purchase Plan (the "Plan") is intended to provide a method whereby employees of Engineering Measurements Company and its Subsidiary Corporations (hereinafter referred to, unless the context otherwise requires, as the "Company") will have an opportunity to acquire a proprietary interest in the Company through the purchase of shares of the Common Stock of Engineering Measurements Company. It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of that Section of the Code.

                                 ARTICLE II
                                DEFINITIONS

2.1 Base Pay means the regular straight-time earnings excluding payments for overtime, shift premium, bonuses and other special payments, commissions and other marketing incentive payments. In the case of a part-time hourly employee, base pay shall be determined by multiplying such employee's hourly rate of pay in effect on the Offering Commencement Date by the number of regularly scheduled hours of work for such employee during such Offering.

2.2  Board means the Board of Directors of Engineering Measurements Company.

2.3  Code means the Internal Revenue Code of 1986, as amended.

2.4  Committee  means the individuals described in Article XI.

2.5 Employee means any person who is customarily employed on a full-time or part-time basis by the Company and is regularly scheduled to work more than twenty (20) hours per week and customarily works for more than five (5) months per year.

2.6  Stock means the common stock of the Company, par value $0.01.

2.7 Subsidiary Corporation means any present or future corporation which (i) would be a "subsidiary corporation" of Engineering Measurements Company as that term is defined in Section 424 of the Code and (ii) is designated as a participant in the Plan by the Board or the Committee.

ARTICLE III
ELIGIBILITY AND PARTICIPATION

3.1 Initial Eligibility. Any employee who earns an annual base salary equal to or less than $80,000 and who shall have completed two (2) years of continuous employment and shall be employed by the Company on the date his participation in the Plan is to become effective shall be eligible to participate in offerings under the Plan which commence on or after such two (2) year period has concluded.

3.2 Leave of Absence. For purposes of participation in the Plan, a person on leave of absence shall be deemed to be an employee for the first 90 days of such leave of absence and such employee's employment shall be deemed to have terminated at the close of business on the 90th day of such leave of absence unless such employee shall have returned to regular full-time or part-time employment (as the case may be) prior to the close of business on such 90th day. Termination by the Company of any employee's leave of absence, other than termination of such leave of absence on return to full time or part time employment, shall terminate an employee's employment for all purposes of the Plan and shall terminate such employee's participation in the Plan and right to exercise any option.

3.3 Restrictions on Participation. Notwithstanding any provisions of the Plan to the contrary, no Employee shall be granted an option to participate in the Plan:

     3.3.1 if, immediately after the grant, such Employee would own stock, and/or hold outstanding options to purchase stock, possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company (for purposes of this paragraph, the rules of Section 424(d) of the Code shall apply in determining stock ownership of any employee); or
     3.3.2 which permits his rights to purchase stock under all employee stock purchase plans of the Company to accrue at a rate which exceeds the lesser of 500 shares of Stock or $25,000 in fair market value of the stock of the Company (determined at the time such option is granted) for each calendar year in which such option is outstanding.

3.4 Commencement of Participation. An eligible employee may become a participant by completing an authorization for a payroll deduction on the form provided by the Company ("Authorization") and filing it with the office of the Treasurer of the Company on or before the date set therefor by the Committee, which date shall be prior to the Offering Commencement Date for the Offering (as such terms are defined below). Payroll deductions for a participant shall commence on the applicable Offering Commencement Date when his Authorization becomes effective and shall end on the Offering Termination Date of the Offering to which such Authorization is applicable, unless sooner terminated by the participant as provided in
     Article VIII.

                                   ARTICLE IV
                                   OFFERINGS

4.1 Semi-Annual Offerings. The Plan will be implemented in eight offerings of the Company's Stock (the "Offerings"), or, if less, in such number of offerings in which options are exercised to purchase the maximum number of shares of Stock reserved for the Plan by the Company pursuant to this Section. The first Offering under the Plan shall commence on the 1st day of the month after approval of the Plan by a majority of the shareholders of the Company, or such later date prior to April 30, 1999 as the Board may at its discretion determine, and shall terminate six (6) months thereafter, or on April 30, 1999, at the Board's discretion. Each subsequent Offering shall commence on the first business day after the termination of the prior Offering and shall terminate six (6) months thereafter ("Offering Period"). The maximum number of shares of Stock reserved by the Company for the Plan shall be 187,500 shares and the maximum number of shares of Stock issued in each respective Offering Period shall be 23,437 shares plus unissued shares, if any, from the prior Offerings, whether offered or not.

     As used in the Plan, "Offering Commencement Date" means the day on which the particular Offering begins and "Offering Termination Date" means the day on which the particular Offering terminates.


                                 ARTICLE V
                             PAYROLL DEDUCTIONS

5.1 Amount of Deduction. At the time a participant files his Authorization for payroll deduction, he shall elect to have deductions made from his pay on each payday during the time he is a participant in an Offering at the rate of up to ten percent (10%) of his Base Pay in effect at the Offering Commencement Date of such Offering ("Contribution Rate"). A participant may not authorize payroll deductions for an amount less than $10.00 per month.

5.2 Participant's Account. All payroll deductions made for a participant shall be credited to his account under the Plan. A participant may not make any separate cash payment into such account except when on leave of absence and then only as provided in Section 5.4.

5.3 Changes in Payroll Deductions. A participant may discontinue his participation in the Plan as provided in Article VIII, but no other change can be made during an Offering and, specifically, a participant may not alter the amount of his payroll deductions for that Offering.

5.4 Leave of Absence. If a participant goes on a leave of absence, such participant shall have the right to elect: (a) to withdraw the balance in his or her account pursuant to Section 7.2, (b) to discontinue contributions to the Plan but remain a participant in the Plan, or remain a participant in the Plan during such leave of absence, authorizing deductions to be made from payments by the Company to the participant during such leave of absence and undertaking to make cash payments to the Plan at the end of each payroll period to the extent that amounts payable by the Company to such participant are insufficient to meet such participant's authorized Plan deductions.


                                     ARTICLE VI
                                 GRANTING OF OPTION

6.1 Number of Option Shares. On the Commencement Date of each Offering, and subject to the limitations in Article III herein, a participating employee shall be deemed to have been granted an option to purchase a maximum number of shares of Stock in an amount equal to that participant's Contribution Rate multiplied by his Base Pay during the Offering Period and divided by the Option Price (as defined in Section 6.2 herein).

     6.1.1 An Employee's Base Pay during a six-month Offering Period shall be determined by multiplying his normal weekly rate of pay (as in effect on the last day prior to the Commencement Date of the particular offering) by 26 or the hourly rate by 1,040, (and for any Offering Period of less than six months a pro rata adjustment shall be made), provided that, in the case of a part time hourly Employee, the Employee's base pay during the period of an Offering shall be determined by multiplying such Employee's hourly rate by the number of regularly scheduled hours of work for such Employee during such Offering.

6.2 Option Price. Unless the Board or Committee determines at its discretion a higher price to apply to all participants during the Offering Period (but not more than 100% of the closing or fair market value prices described below), the option price of stock purchased with payroll deductions made during an Offering Period for a participant therein shall be the lesser of:

     6.2.1  85% of the closing price of the stock on the Offering
            Commencement Date, or the nearest prior business day on which trading occurred on the NASDAQ National Market System; or

     6.2.2 85% of the closing price of the stock on the Offering Termination Date, or the nearest prior business day on which trading occurred on the NASDAQ National Market System.

     If the Common Stock of Engineering Measurements Company is not admitted to trading on any of the aforesaid dates for which closing prices of the stock are to be determined, then reference shall be made to the fair market value of the stock on that date, as determined on such basis as shall be established or specified for the purpose by the Committee.

                                 ARTICLE VII
                             EXERCISE OF OPTION

7.1 Automatic Exercise. Unless a participant gives written notice to the Company as hereinafter provided, his option for the purchase of Stock made during any Offering pursuant to this Plan will be deemed to have been exercised automatically on the Offering Termination Date of such Offering for the purchase of the number of full shares of Stock which the accumulated payroll deductions in his account at that time will purchase at the applicable Option Price (but not in excess of the number of shares for which options have been granted to the employee pursuant to Section 6.1), and any excess funds in his account at that time will be returned to him.

7.2 Withdrawal of Account. By written notice to the Offices of the Treasurer of the Company, at any time prior to the Offering Termination Date for any Offering, a participant may elect not to exercise his options under the Plan and to withdraw the accumulated payroll deductions in his account at such time.

7.3 Fractional Shares. Fractional shares will not be issued under the Plan and any accumulated payroll deductions which would have been used to purchase fractional shares will be returned to any employee promptly following the termination of an Offering, without interest.

7.4 Transferability of Option. During a participant's lifetime, any and all options held by such participant shall be exercisable only by that participant and may not be sold, assigned, transferred, or otherwise disposed of to any other person or entity, except by will or the laws of descent and distribution. Any such transfer or assignment of options held by participants under the Plan in violation of this Section shall have no effect and shall be null and void.

7.5 Delivery of Stock. As promptly as practicable after the Offering Termination Date of each Offering, the Company will issue and deliver to each participant, as appropriate, stock certificates for Stock purchased under the Plan, which at the Board's direction may bear a legend stating certain resale restrictions provided for in Article XII herein.

                                  ARTICLE VIII
                                   WITHDRAWAL

8.1 In General. As provided in Section 7.2, a participant may withdraw payroll deductions credited to his account under the Plan at any time by giving written notice to the Offices of the Treasurer of the Company. All of the participant's payroll deductions credited to his account will be paid to him promptly after receipt of his notice of withdrawal, and no further payroll deductions will be made from his pay during such Offering. The Company may, at its option, treat any attempt by an Employee to borrow on the security of his accumulated payroll deductions as an election, under
     Section 7.2, to withdraw such deductions.

8.2 Effect on Subsequent Participation. A participant's withdrawal from any Offering will not have any effect upon his eligibility to participate in any succeeding Offering or in any similar plan which may hereafter be adopted by the Company.

8.3 Termination of Employment. Upon termination of the participant's employment for any reason, including retirement (but excluding death while in the employ of the Company or continuation of a leave of absence for a period beyond 90 days), the payroll deductions credited to his account will be returned to him, or, in the case of his death subsequent to the termination of his employment, to the person or persons entitled thereto under Section 13.1.

8.4 Termination of Employment Due to Death. Upon termination of the participant's employment because of his death, his beneficiary (as defined in Section 13.1) shall have the right to elect, by written notice given to the Offices of the Treasurer of the Company prior to the earlier of the Offering Termination Date or the expiration of a period of sixty (60) days commencing with the date of the death of the participant, either:

     8.4.1 to withdraw all of the payroll deductions credited to the participant's account under the Plan, or

     8.4.2 to exercise the participant's option for the purchase of stock on the Offering Termination Date next following the date of the participant's death for the purchase of the number of full shares of stock which the accumulated payroll deductions in the participant's account at the date of the participant's death will purchase at the applicable Option Price, and any excess in such account will be returned to said beneficiary, without interest.

     In the event that no such written notice of election shall be duly received by the Offices of the Treasurer of the Company, the beneficiary shall automatically be deemed to have elected, pursuant to Section 8.4.2, to exercise the participant's option.

8.5 Leave of Absence. A participant on leave of absence shall, subject to the election made by such participant pursuant to Section 5.4, continue to be a participant in the Plan so long as such participant is on continuous leave of absence. A participant who has been on leave of absence for more than 90 days and who therefore is not an employee for the purpose of the Plan shall not be entitled to participate in any offering commencing after the 90th day of such leave of absence. Notwithstanding any other provisions of the Plan, unless a participant on leave of absence returns to regular full-time or part-time employment with the Company at the earlier of: (a) the termination of such leave of absence or (b) three months from the 90th day of such leave of absence, such participant's participation in the Plan shall terminate on whichever of such dates first occurs.

                                  ARTICLE IX
                                   INTEREST

9.1 No Payment of Interest. No interest will be paid or allowed on any money paid into the Plan or credited to the account of any participant Employee.


                                  ARTICLE X
                                    STOCK

10.1 Maximum Shares. The maximum number of shares which shall be issued under the Plan, subject to adjustment upon changes in capitalization of Engineering Measurements Company as provided in Section 13.4 shall not exceed 150,000 shares for all Offerings under the Plan (18,750 shares in each of the eight semi-annual Offering Periods plus all unissued shares from prior Offerings). If the total number of shares for which options are exercised on any Offering Termination Date in accordance with Article VI exceeds the maximum number of shares for the applicable offering, the Company shall make a pro rata allocation of the shares available for delivery and distribution in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable, and the balance of payroll deductions credited to the account of each participant under the Plan shall be returned to him as promptly as possible.

10.2 Participant's Interest in Option Stock. The participant will have no interest in stock covered by his option until such option has been exercised.

10.3 Registration of Stock. Stock to be delivered to a participant under the Plan will be registered on the books of the Company in the name of the participant, or, if the participant so directs by written notice to the

     Treasurer of the Company prior to the Offering Termination Date applicable thereto, in the names of the participant and one such other person as may be designate by the participant, as joint tenants with rights of survivorship or as tenants by the entireties, to the extent permitted by applicable law.

10.4 Restrictions on Exercise. The Board may, in its discretion, require as conditions to the exercise of any option that the shares of Common Stock reserved for issuance upon the exercise of the option shall have been duly listed, upon official notice of issuance, upon a stock exchange or the NASDAQ trading system, and that a Registration Statement under the Securities Act of 1933, as amended, with respect to said shares shall be effective and all state securities laws shall be complied with.

                                   ARTICLE XI
                                 ADMINISTRATION

11.1 Appointment of Committee. The Board may at its discretion appoint a committee (the "Committee") to administer the Plan, which shall consist of no fewer than three members of the Board. No member of the Committee shall be eligible to purchase stock under the Plan.

11.2 Authority of Committee. Subject to the express provisions of the Plan, the Board or the Committee, if one is appointed, shall have plenary authority in its discretion to interpret and construe any and all provisions of the Plan, to adopt rules and regulations for administering the Plan, and to make all other determinations deemed necessary or advisable for administering the Plan. If no committee is appointed, the Board shall constitute the "Committee." The Committee's determination on the foregoing matters shall be conclusive.

11.3 Rules Governing the Administration of the Committee. The Board may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee. The Committee may select one of its members as its Chairman and shall hold its meetings at such times and places as it shall deem advisable and may hold telephonic meetings. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. The Committee may correct any defect or omission or reconcile any inconsistency in the Plan, in the manner and to the extent it shall deem desirable. Any decision or determination reduced to writing and signed by a majority of the members of the Committee shall be as fully effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

                                  ARTICLE 12
             LIMITATIONS ON SALE OF STOCK PURCHASED UNDER THE PLAN;
                                  TAX MATTERS

12.1 Resale Restrictions. Each participant who is subject to Section 16(a) promulgated under the Securities Exchange Act of 1934 (e.g., officers, employee directors, and employees holding 10% or more of any class of stock of the Company), will agree upon entering the Plan to hold the Stock for a period of six (6) months after its acquisition. All other participants will agree upon entering the Plan to hold the Stock for a period of two (2) months after its acquisition. Because of certain federal tax law requirements, each participant will agree upon entering the Plan, promptly to give the Chief Financial Officer of the Company notice of any Stock disposed of within two (2) years after the Offering Commencement Date or one (1) year after the Offering Termination Date (the "Holding Period"). The Employee understands that disposing of the Stock during the Holding Period may have adverse tax consequences to the Employee. The Employee assumes the risk of any fluctuations in the price of such Stock.

12.2 Satisfaction of Withholding Obligations. The Company may take such steps as it may deem necessary or appropriate for the withholding of any taxes or funds which the Company is required by any law or regulation of any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with any Company stock received hereunder (collectively, "Withholding Obligations"). Such steps may include, by way of example only and not limitation, (i) requiring a participant to remit to the Company in cash an amount sufficient to satisfy such Withholding Obligations; (ii) allowing the participant to tender to the Company shares of Company stock, the fair market value of which at the tender date the Committee determines to be sufficient to satisfy such Withholding Obligations; (iii) withholding shares of Company stock otherwise issuable upon the exercise of a stock option and which have a fair market value at the Offering Termination Date sufficient to satisfy such Withholding Obligations; (iv) allowing the participant to authorize the Company to make payroll deductions; or (v) any combination of the foregoing.

12.3 Notification of Inquiries and Agreements. Each participant shall notify the Company in writing within ten (10) days after the date such participant
     (i) first obtains knowledge of any Internal Revenue Service inquiry, audit, assertion, determination, investigation, or question relating in any manner to the value of Company stock or options purchased or granted hereunder;
     (ii) includes or agrees (including, without limitation, in any settlement, closing or other similar agreement) to include in gross income with respect to any Company stock or option received under this Plan (A) any amount in excess of the amount reported on Form 1099 or Form W-2 to such participant by the Company, or (B) if no such Form was received, any amount;
     (iii) sells, disposes of, or otherwise transfers an option acquired pursuant to this Plan; or (iv) sells, disposes of, or otherwise transfers, within the Holding Period, Stock acquired under the Plan. Upon request, a participant shall provide to the Company any information or document relating to any event described in the preceding sentence which the Company

     (in its sole discretion) requires in order to calculate and substantiate any change in the Company's Tax liability or withholding obligations as a result of such event.

                                 ARTICLE 13
                               MISCELLANEOUS

13.1 Designation of Beneficiary. A participant may file a written designation of a beneficiary who is to receive any stock and/or cash. Such designation of beneficiary may be changed by the participant at any time by written notice to the Treasurer of the Company. Upon the death of a participant and upon receipt by the Company of proof of identity and existence at the participant's death of a beneficiary validly designated by him under the Plan, the Company shall deliver such stock and/or cash to such beneficiary. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the company shall deliver such stock and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such stock and/or cash to the spouse or to any one or more dependents of the participant as the Company may designate. No beneficiary shall, prior to the death of the participant by whom he has been designated, acquire any interest in the stock or cash credited to the participant under the Plan.

13.2 Transferability. Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the participant other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 7.2.

13.3 Use of Funds. All payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purpose and the Company shall not be obligated to segregate such payroll deductions.

13.4 Adjustment Upon Changes in Capitalization. (a) If, while any options are outstanding, the outstanding shares of Common Stock of Engineering Measurements Company have increased, decreased, changed into, or been exchanged for a different number or kind of shares or securities of Engineering Measurements Company through reorganization, merger, recapitalization, reclassification, stock split, reverse stock split or similar transaction, appropriate and proportionate adjustments may be made by the Board or by the Committee in the number and/or kind of shares which are subject to purchase under outstanding options and on the option exercise price or prices applicable to such outstanding options. In addition, in any such event, the number and/or kind of shares which may be offered in the Offerings described in Article IV and Section 3.3.2 hereof shall also be proportionately adjusted. No adjustments shall be made for stock dividends. For the purposes of this Paragraph, any distribution of shares to shareholders in an amount aggregating 20% or more of the outstanding shares shall be deemed a stock split and any distributions of shares aggregating less than 20% of the outstanding shares shall be deemed a stock dividend.

     (b) Upon the dissolution or liquidation of Engineering Measurements Company, or upon a reorganization, merger or consolidation of Engineering Measurements Company with one or more corporations as a result of which Engineering Measurements Company is not the surviving corporation, or upon a sale of substantially all of the property or stock of Engineering Measurements Company to another corporation, the holder of each option then outstanding under the Plan will thereafter be entitled to receive at the next Offering Termination Date upon the exercise of such option for each share as to which such option shall be exercised, as nearly as reasonably may be determined, the cash, securities and/or property which a holder of one share of the Common Stock was entitled to receive upon and at the time of such transaction. The Board shall take such steps in connection with such transactions as the Board shall deem necessary to assure that the provisions of this Section 13.4 shall thereafter be applicable, as nearly as reasonably may be determined, in relation to the said cash, securities and/or property as to which such holder of such option might thereafter be entitled to receive.

13.5 Amendment and Termination. The Board shall have complete power and authority to terminate or amend the Plan; provided, however, that the Board shall not, without the approval of the stockholders of the Company (i) increase the maximum number of shares which may be issued under any Offering (except pursuant to Section 13.4); or (ii) amend the requirements as to the class of employees eligible to purchase stock under the Plan or permit the members of the Committee to purchase stock under the Plan. No termination, modification, or amendment of the Plan may, without the consent of an Employee then having an option under the Plan to purchase stock, adversely affect the rights of such Employee under such then outstanding option.

13.6 Effective Date. The Plan shall become effective upon the approval of the Plan by a majority of the shareholders of the Company entitled to vote, which approval must occur within twelve (12) months after the date the Plan is adopted by the Board. Anything to the contrary notwithstanding, no Stock may be issued under the Plan until such shareholder approval is obtained.

13.7 No Employment Rights. The Plan does not, directly or indirectly, create any right for the benefit of any employee or class of employees to purchase any shares under the Plan, or create in any employee or class of employees any right with respect to continuation of employment by the Company, and it shall not be deemed to interfere in any way with the Company's right to terminate, or otherwise modify, an employee's employment at any time. This

     Plan shall not be deemed to be a contract for employment between an Employee and the Company or to be a consideration or an inducement for the employment of any participant or Employee. Nothing in this Plan shall be deemed to give any participant or Employee the right to be retained in the service of the Company or to interfere with the right of the Company to discharge any participant or Employee at any time regardless of the effect such discharge shall have upon him or her as a participant in the Plan. The participation by Employees is not an indication that the Company does not anticipate layoffs.

13.8 Effect of Plan. The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each Employee participating in the Plan, including, without limitation, such Employee's estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Employee.

13.9 Governing Law. The law of the State of Colorado, notwithstanding the choice of law rules therein, will govern all matters relating to this Plan except to the extent it is superseded by the laws of the United States.

13.10 No Liability. No liability whatsoever shall attach to or be incurred by any past, present or future shareholders, officers, or directors of the Company under or by reason of any of the terms, conditions or agreements contained in this Plan, or implied therefrom. Any and all liabilities of, and any and all rights and claims against, the Company or any shareholder, officer or director of the Company, whether arising at common law or in equity or created by statute or constitution or otherwise, pertaining to this Plan, are hereby expressly waived and released by every participant as a part of the consideration for any benefits by the Company under this Plan.

13.11 Government Regulation. The Company's obligation to sell and deliver shares of Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such stock.


13.12 Notices. Any notice required or permitted to be given under this Plan must be in writing and may be delivered in person, by facsimile capable of confirming receipt, or by deposit with the U.S. Postal Service, postage prepaid, to the following address:

      Engineering Measurements Company
      600 Diagonal Highway
      Longmont, CO  80501
      Attn:  Offices of the Treasurer

      or at such other address as the Company may specify in writing from time to time. Such notice will be deemed effective on the day of receipt if personally delivered, on the next business day if sent by facsimile, or three (3) business days after deposit with the U.S. Postal Service, postage prepaid and properly addressed.

                        ENGINEERING MEASUREMENTS COMPANY
                        1998 EMPLOYEE STOCK PURCHASE PLAN

                                AUTHORIZATION

The undersigned Employee of Engineering Measurements Company (the "Company"), or a Subsidiary Corporation of the Company, pursuant to the Company's 1998 Stock Purchase Plan (the "Plan"), hereby agrees to purchase from the Company shares of its Common Stock, par value $0.01, in each Offering Period in accordance with the terms of the Plan.

In accordance with the provisions of Article III of the Plan, the undersigned authorizes:

(1)The following deduction in each payroll period      $____________________or

(2)I elect NOT to participate in the Plan  ___________________________

(Note: This amount must be an even dollar amount not less than $10.00 per month or more than 10% of the undersigned's regular base pay in each payroll period).

The name or names in which stock purchased for me pursuant to the Plan shall be issued is as follows (please print):

_______________________________               ____________________________
(Full Name)                                   (Social Security No.)

_______________________________               _______________________________
(Name of one other person of legal            (Social Security No.)
age, as joint tenant or tenants by the
entirety, if desired)

____________________________________________________________________
(Address of Employee)

I acknowledge that I have received a copy of the Plan, and that this document shall constitute my authorization for participation in the Plan and shall supersede any previous authorizations for participation in the Plan. I agree to the requirements of me as stated in the Plan, and I agree to indemnify the Company for any tax or withholding obligations arising as a result of a disposition prior to the dates permitted by the Plan of shares acquired by me under the Plan.

This Authorization shall be effective in accordance with the Plan on___________,199___.

_______________________________________________________________
Signature                                              Date
This document must be delivered to the offices of the Treasurer of the Company at least ten (10) days prior to the Offering Commencement Date for the first Offering in which you desire to participate.

                     ENGINEERING MEASUREMENTS COMPANY

                    1998 EMPLOYEE STOCK PURCHASE PLAN

                           WITHDRAWAL NOTICE

The undersigned Employee of Engineering Measurements Company (the "Company"), or a Subsidiary Corporation of the Company, in accordance with the provisions of
Article VIII of the Company's 1998 Employee Stock Purchase Plan (the "Plan"), hereby withdraws from participation in the Plan. The undersigned understands that, upon filing this Withdrawal Notice with the offices of the Treasurer of the Company, payroll deductions from his/her regular Base Pay pursuant to the Plan will be discontinued, effective immediately, and the entire balance of the account containing such deductions not theretofore used to purchase the Company's Common Stock, par value $0.01, pursuant to the Plan will be paid to the undersigned as promptly as practicable.



___________________________________               ______________________
Full Name (please print)                          Social Security Number


___________________                     ________________________________________
Date                                                    Signature

                                                                     EXHIBIT 5.1


November 4, 1998

Board of Directors
Engineering Measurements Company
600 Diagonal Highway
Longmont, CO 80501

Re:   Registration Statement on Form S-8

Ladies and Gentlemen:

We are counsel for Engineering Measurements Company, a Colorado corporation (the "Company"), in connection with a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the United States Securities and Exchange Commission, pursuant to the Securities Act of 1933, as amended. The Registration Statement covers a proposed offering of 187,500 shares of the Company's Common Stock to be issued pursuant to the Engineering Measurements Company 1998 EMPLOYEE STOCK PURCHASE PLAN.

In connection with our representation of the Company, we are of the opinion that:

1. The Company has been duly incorporated under the Colorado Corporation Code and is validly existing as a corporation in good standing under the laws of Colorado.

2. The 187,500 shares of common stock proposed to be sold pursuant to this offering will, upon the purchase, receipt of full payment, issuance and delivery of such shares in accordance with the terms of the offering described in such amendment to the Registration Statement, be duly validly authorized, Legally issued, fully paid and non-assessable.

We consent to the use of this opinion as an exhibit to the Registration
Statement.

Sincerely,

/s/ Laurie P. Glasscock

Laurie P. Glasscock, Esq.

                                                                  Exhibit 23.2

                               CONSENT OF INDEPENDENT
                            CERTIFIED PUBLIC ACCOUNTANTS


      We have issued our report dated June 12, 1998, accompanying the financial statements of Engineering Measurements Company appearing in the Annual Report of the Company to its shareholders included in the Annual Report on Form 10-KSB for the year ended April 30, 1998, which are incorporated by reference in the Registration Statement of the aforementioned report.



/s/ Grant Thornton LLP

GRANT THORNTON LLP
November 5, 1998